Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-148663, 333-142963, 333-119616, 333-160535 and 333-168123 on Form S-8 of our report dated April 24, 2020, relating to the 2019 consolidated financial statements of GigaMedia Limited and subsidiaries, appearing in this Annual Report on Form 20-F of GigaMedia Limited for the year ended December 31, 2019.

/s/ Deloitte & Touche

Taipei, Taiwan

Republic of China

April 27, 2020